Contact:
David D. Sgro
Chief Financial Officer
Trio Merger Corp.
212-319-7676

FOR IMMEDIATE RELEASE

TRIO MERGER CORP. COMPLETES INITIAL PUBLIC OFFERING

UNDERWRITERS EXERCISE ENTIRE OVER-ALLOTMENT OPTION

New York, NY, June 24, 2011 – Trio Merger Corp. (OTCBB: TMRGU) (the “Company”) announced today that it has completed its initial public offering of 6,000,000 units.  Each unit consists of one share of common stock and one warrant.  The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $60,000,000 to the Company.  EarlyBirdCapital, Inc. acted as the lead managing underwriter of the initial public offering.  Morgan Joseph TriArtisan LLC served as a co-manager.  Graubard Miller acted as counsel to the Company and Ellenoff Grossman & Schole LLP acted as counsel to the underwriters.  Copies of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov.  Alternatively, a copy of the prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, 27th Floor, New York, NY 10016, Attn:  Aimee Bloch, 212-661-0200.

The Company also announced the simultaneous consummation of the private sale of 7,100,000 warrants at a price of $0.50 per warrant, generating total proceeds of $3,550,000.  Of these private warrants, 6,500,000 were purchased by the initial shareholders of the Company and 600,000 were purchased by EarlyBirdCapital, Inc. (and its designees).  The private warrants are identical to the warrants included in the units sold in the initial public offering except that the private warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the initial purchasers or their permitted transferees. The purchasers have agreed that the private warrants will not be sold or transferred by them (except to certain permitted transferees) until after the Company has completed an initial business combination.

Of the proceeds received from the consummation of the initial public offering and the private sale of warrants, $60,600,000 was placed in trust.  Audited financial statements of the Company as of June 24, 2011 reflecting receipt of the proceeds upon consummation of the initial public offering and the private sale of the warrants have been prepared by the Company and will be included as Exhibit 99.1 to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

The Company also announced that the underwriters of the initial public offering have exercised their over-allotment option to purchase an additional 900,000 units to the full extent.  The closing of the over-allotment option is anticipated to take place on or about June 27, 2011.  Upon consummation of the sale of the additional 900,000 units subject to the over-allotment option, $69,210,000 (or $10.03 per unit sold in the initial public offering including the over-allotment option) will be held in trust.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Trio Merger Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties.  Forward looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

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